Exhibit 3.2

                           FIRST AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                            SURVIVAL TECHNOLOGY, INC.


         Survival Technology, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is Survival Technology, Inc.; the original certificate of incorporation was filed on August 18, 1969 with the Secretary of State of the State of Delaware.

         2. This First Amended and Restated Certificate of Incorporation, the entirety of which is set forth below, has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.


                                   *    *    *


                                    ARTICLE I
                                      NAME

         The name of the Corporation is Survival Technology, Inc. (the "Corporation").

                                   ARTICLE II
                          ADDRESS OF REGISTERED OFFICE;
                            NAME OF REGISTERED AGENT

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
                                     PURPOSE

         The Corporation may engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.



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                                   ARTICLE IV
                                  CAPITAL STOCK

         Section 4.1. Total Number of Shares of Capital Stock. The total number of shares of stock of all classes that the Corporation shall have authority to issue is 20,000,000 shares. The authorized capital stock is divided into 2,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), 17,800,000 shares of Common Stock, $.10 par value per share (the "Voting Common Stock"), and 200,000 shares of Class A Common Stock, $.10 par value per share (the "Non-Voting Common Stock"). The Voting Common Stock and the Non-Voting Common Stock shall be identical in all respects except as set forth in Sections 4.3 and 4.4 below and shall, except as otherwise required by law, be treated as a single class.

         Section 4.2. Preferred Stock.

         (a) The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the Board of Directors as hereinafter provided.

         (b) Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by the Delaware General Corporation Law, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

            (i) the designation of such class or series;

            (ii) the number of shares to compose such class, which number the Board of Directors may thereafter (except where otherwise provided in a resolution


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                                      - 3 -


         designating a particular class) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding);

            (iii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

            (iv) whether the shares of such class or series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

            (v) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series;

            (vi) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

            (vii) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of Directors or otherwise;

            (viii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

            (ix) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the distribution of assets of, the Corporation; and

            (x) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.


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         Section 4.3. Voting Common Stock. (a) Subject to all of the powers, rights and preferences of the holders of Preferred Stock provided by resolution or resolutions of the Board of Directors pursuant to this Article IV or by the Delaware General Corporation Law, the holders of the shares of the Voting Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the Stockholders of the Corporation.

         (b) Subject to the powers, rights and preferences of any other class of stock, the holders of the Common Stock, consisting of the Voting Common Stock and the Non-Voting Common Stock, shall have the right (i) to receive dividends when, as and if properly declared by the Board of Directors in its sole discretion and (ii) to receive ratably all the assets of the Corporation remaining after providing for the payment of the creditors of the Corporation upon the liquidation, dissolution or winding up of the Corporation.

         Section 4.4. Non-Voting Common Stock.

         (a) Voting Rights. Except as specifically required by law, the holders of the shares of Non-Voting Common Stock shall not be entitled to any vote whatsoever, but shall be entitled to notice of, and participation in, the meetings of the Stockholders of the Corporation. To the extent that the Non-Voting Common Stock is entitled to vote on the increase in the number of authorized shares of Non-Voting Common Stock, it shall vote together with the Voting Common Stock as a single class.

         (b) Conversion of Non-Voting Common Stock.

            (i) At any time and from time to time, each record holder of Non-Voting Common Stock will be entitled to convert any and all of the shares of such holder's Non-Voting Common Stock into the same number of shares of Voting Common Stock at such holder's election; provided, however, that shares of Non-Voting Common Stock may be converted into shares of Voting Common Stock only after the record holder of such shares of Non-Voting Common Stock shall have certified to the Corporation that it is not a "bank holding company" or a "subsidiary" of a "bank holding company" within the meaning of Section 4 of the Bank Holding Company Act of 1956, as amended, and Regulation Y promulgated thereunder, or one of the following shall have occurred: (1) the bona fide sale to any purchaser (including, without


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         limitation, an underwriter) of such shares of NonVoting Common Stock
         (x) pursuant to a registration statement declared effective by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of the Corporation's Common Stock in a bona fide public offering, or (y) pursuant to Rules 144 and 144A promulgated under the Act, or in a public distribution pursuant to Regulation A of the General Rules and Regulations under the Act; (2) the bona fide sale to any purchaser of such shares of Non-Voting Common Stock in a transaction not involving a sale of the Corporation's Common Stock to the public, provided that such purchaser does not immediately after such transaction hold shares of Voting Common Stock (including any shares converting to Voting Common Stock in accordance herewith) equaling two percent (2%) or more of the then outstanding shares of Voting Common Stock; or (3) the receipt by the Corporation of (x) a staff opinion, ruling or other written advice from the Board of Governors of the Federal Reserve System, or from the appropriate Federal Reserve Bank, or (y) an opinion of counsel experienced in bank regulatory matters, in each case to the effect that such shares of Non-Voting Common Stock may be converted into shares of Voting Common Stock without violation of Section 4 of the Bank Holding Company Act of 1954, as amended, and Regulation Y promulgated thereunder.

            (ii) Each conversion of shares of NonVoting Common Stock into shares of Voting Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Non-Voting Common Stock) at any time during normal business hours, together with a written notice by the holder of such Non-Voting Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Non-Voting Common Stock represented by such certificate or certificates into Voting Common Stock and that such conversion is permitted in accordance herewith. Upon receipt of such statement, the Corporation shall be obligated to issue such Voting Common Stock without further inquiry. Such conversion shall be deemed to have been effected as of the close of


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         business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Non-Voting Common Stock shall cease and the person or persons in whose name or names the certificate or certificates for shares of Voting Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Voting Common Stock represented thereby.

            (iii) Promptly after such surrender and the receipt of such written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (1) the certificate or certificates for the Voting Common Stock issuable upon such conversion and (2) a certificate representing any Non-Voting Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

            (iv) The issuance of certificates for Voting Common Stock upon conversion of Non-Voting Common Stock shall be made without charge to the holders of such shares for any stamp, transfer or issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Voting Common Stock. The Corporation shall not close its books against the transfer of Non-Voting Common Stock or of Voting Common Stock issued or issuable upon conversion of Non-Voting Common Stock in any manner which would interfere with the timely conversion of Non-Voting Common Stock.

                                    ARTICLE V
                               STOCKHOLDER ACTIONS

         Section 5.1. Written Consent. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to
Article IV hereof, any action required or permitted to be taken by the Stockholders of the Corporation at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, but only if consents in writing, setting forth the action so taken, have been signed by the holders of all of the outstanding stock entitled to vote thereon at a meeting at which all shares entitled to vote thereon were present and voted.


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         Section 5.2. Stockholder Meetings. Meetings of Stockholders may be held within or without the State of Delaware, as the By-Laws may provide.

         Section 5.3. Special Stockholder Meetings. Special Meetings of Stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office.

         Section 5.4. Form of Ballot. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation so provide.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

         Section 6.1. Management of the Corporation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         Section 6.2. Meetings of the Board. Meetings of the Board of Directors may be held within or without the State of Delaware, as the By-Laws may provide.

         Section 6.3. Number of Directors. The number of Directors constituting the Board of Directors shall be as specified in or determined pursuant to the By-Laws of the Corporation.

         Section 6.4. Classes, Election and Term. The Board of Directors shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of Directors to expire at the Annual Meeting of Stockholders to be held after the end of the Corporation's 1997 fiscal year, the initial term of office of the second class of Directors to expire at the Annual Meeting of Stockholders to be held after the end of the Corporation's 1998 fiscal year and the initial term of office of the third class of Directors to expire at the Annual Meeting of Stockholders to be held after the end of the Corporation's 1999 fiscal year. Commencing with the Annual Meeting of Stockholders to be held after the end of the Corporation's 1997 fiscal year, Directors elected to succeed those Directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election, and upon the election and qualification of their successors. If the number of Directors is changed, any


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increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the number of Directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director.

         Section 6.5. Vacancies. Any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of Directors may be filled only by the Board of Directors, acting by a majority of the remaining Directors then in office, although less than a quorum, or by a sole remaining Director, and any Directors so appointed shall hold office until the next election of the class for which such Directors have been chosen and until their successors are elected and qualified.

         Section 6.6. Removal. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to
Article IV hereof with respect to any Directors elected by the holders of such class or series, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause by the affirmative vote of the holders of at least 75% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.

         Section 6.7. Constituencies. In connection with the exercise of its or their judgment in determining what is in the best interests of the Corporation and its Stockholders, the Board of Directors of the Corporation, any committee of the Board of Directors or any individual Director may, but shall not be required to, in addition to considering the long-term and short-term interests of the Stockholders, consider all of the following factors and any other factors which it or they deem relevant: (i) the social and economic effects of the matter to be considered on the Corporation and its subsidiaries, its and their employees, customers, and creditors and the communities in which the Corporation and its subsidiaries operate or are located; and (ii) when evaluating a business combination or a proposal by another Person or Persons to make a business combination or a tender or exchange offer or any other proposal relating to a potential change of control of the Corporation, (x) the business and financial condition and earnings prospects of the acquiring Person or Persons, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the


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acquiring Person or Persons, and the possible effect of such conditions upon the
Corporation and its subsidiaries and the communities in which the Corporation and its subsidiaries operate or are located, (y) the competence, experience, and integrity of the acquiring Person or Persons and its or their management, and
(z) the prospects for successful conclusion of the business combination, offer or proposal. The provisions of this Section 6.7 shall be deemed solely to grant discretionary authority to the Directors and shall not be deemed to provide to any constituency the right to be considered. The term "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity; when two or more Persons act as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding, voting or disposing of securities of the Corporation, such partnership, limited partnership, syndicate or group shall also be deemed a "Person."

                                   ARTICLE VII
                                 INDEMNIFICATION

         Section 7.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact:

            (a) that he or she is or was a director or officer of the Corporation, or

            (b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), whether either in case (a) or in case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by Section 145 of the Delaware


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                                      - 10 -


General Corporation Law (or any successor provision or provisions) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to actions taken prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith if such person satisfied the applicable level of care to permit such indemnification under the Delaware General Corporation Law. The persons indemnified by this Article VII are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, officer, employee or agent of another enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Article VII: (i) shall be a contract right;
(ii) shall not be affected adversely as to any indemnitee by any amendment of this Certificate with respect to any action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law, this
Article VII, and the By-laws, include the right to have paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

         Section 7.2. Agents and Employees. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to persons who are or were a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article VII in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.



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                                      - 11 -


         Section 7.3. Undertakings for Advances of Expenses. An advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 7.1 (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise; provided, however, that no such advance need be made in any particular case in which the Board of Directors determines, at any time, that based on the information then known, the Director or officer is not entitled to indemnification.

         Section 7.4. Partial Indemnification. If the indemnitee is entitled under any provision of this Article VII to indemnification by the Corporation for some or a portion of the expenses, liabilities, losses, judgments, fines, penalties or ERISA excise taxes actually and reasonably incurred by him or her in the investigation, defense, appeal or settlement of any proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the indemnitee for the portion of such expenses, liabilities, losses, judgments, fines, penalties or ERISA excise taxes to which the indemnitee is entitled.

         Section 7.5. Indemnification Procedure; Determination of Right to Indemnification. (a) Promptly after receipt by the indemnitee of written notice of the commencement of any proceeding, the indemnitee will, if a claim in respect thereof is to be made against the Corporation in accordance herewith, notify the Corporation of the commencement thereof. The omission so to notify the Corporation (i) will relieve it from any liability which it may have to the indemnitee hereunder only to the extent that the Corporation is able to establish that its ability to avoid such liability was materially prejudiced by such omission and (ii) will not relieve it from any liability which it may otherwise have to the indemnitee.

         (b) If a claim for indemnification under this Article VII is not paid in full by the Corporation within sixty days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the


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                                      - 12 -


unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses only upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in
Section 145 of the Delaware General Corporation Law (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under this
Article VII or otherwise, shall be on the Corporation.

         (c) The Corporation shall not be obligated to indemnify or advance expenses to the indemnitee under this Article VII in connection with a proceeding (or part thereof) initiated or brought voluntarily by the indemnitee (other than to enforce the rights to indemnification hereunder) unless the initiation thereof was approved by the Board of Directors of the Corporation.

         (d) In the case of a settlement of a proceeding by an indemnitee, the payment of amounts and indemnification thereof shall be approved, in advance, by the Corporation,


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                                      - 13 -


which approval shall not be unreasonably withheld, or by a court of competent jurisdiction.

         Section 7.6. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         Section 7.7. Binding Effect; Successors and Assigns. The indemnification and advance of expenses provided by or granted pursuant to this
Article VII shall continue as to a person who has ceased to be a Director or officer, and shall inure to the benefit of the heirs, executors and administrators of such Director or officer.

         Section 7.8. Severability. In the event that any of the provisions of this Article VII (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.


         Section 7.9. Relationship to Other Rights and Provisions Concerning Indemnification. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. The By-laws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article VII.

                                  ARTICLE VIII
                       LIMITATION ON LIABILITY OF DIRECTORS

         As to any act or omission occurring after this provision becomes effective, a Director of the Corporation shall, to the maximum extent permitted by the laws of Delaware, have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article


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                                      - 14 -


VIII shall not eliminate or reduce the liability of a director in any case where such elimination or reduction is not permitted by law.

                                   ARTICLE IX
                            BOOKS OF THE CORPORATION

         The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the ByLaws of the Corporation.

                                    ARTICLE X
                                   COMPROMISE

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or Stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code, as that section may read from time to time, or any successor provision, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, as that section may read from time to time, or any successor provision, order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the Stockholders or class of Stockholders, of this Corporation, as the case may be, and also on this Corporation.



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                                      - 15 -


                                   ARTICLE XI
                              AMENDMENT OF BY-LAWS

         The Board of Directors shall have power to adopt, amend, alter, change and repeal any By-Laws of the Corporation by vote of the majority of the Board of Directors then in office. In addition to any requirements of the Delaware General Corporation Law (and notwithstanding the fact that a lesser percentage may be specified by the Delaware General Corporation Law), any adoption, amendment, alteration, change or repeal of any By-Laws by the holders of capital stock of the Corporation shall require the affirmative vote of either: (a) the holders of at least 75% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, or (b) the holders of a majority of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting as a single class, if such adoption, amendment, alteration, change or repeal has been previously recommended by a vote of the Continuing Directors. For the purposes of this Certificate of Incorporation, Continuing Director shall mean either (x) an individual who was a member of the Board of Directors prior to the time any Person after November 20, 1996 acquired 25% or more of the voting power of any voting securities of the Corporation or (y) an individual designated (before his or her initial election as a Director) as a Continuing Director by a majority of the then Continuing Directors.

                                   ARTICLE XII
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon Stockholders are granted subject to this reservation. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof and which relate to such class or series of Preferred Stock, any amendment, alteration, change or repeal of Articles IV, V, VI, XI and XII hereof shall require the affirmative vote of either: (a) the holders of at least 75% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, or (b) the holders of a majority of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting as a single class, if such amendment, alteration, change or repeal has been previously recommended by a vote of the Continuing Directors. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof and which relate to such class or series of Preferred Stock, any other amendment, alteration, change or repeal of any other provision of this Certificate of Incorporation shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

                                  ARTICLE XIII
                                  SEVERABILITY

         In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.


                                  *     *     *



         I, THE UNDERSIGNED, being the duly elected Chief Executive Officer of the Corporation, do on behalf of the Corporation make this First Amended and Restated Certificate of Incorporation of the Corporation, hereby declaring and certifying, under penalties of perjury, that this is the act and deed of the Corporation and that the facts herein stated are true, and accordingly have hereunto set my hand this ___ day of ___, 1996.




                                       By:
                                           ------------------------
                                           James H. Miller
                                           Chief Executive Officer

                            SURVIVAL TECHNOLOGY, INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                           FIRST AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION


         SURVIVAL TECHNOLOGY, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

         FIRST: The Board of Directors of the Corporation, by unanimous written consent, in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted a resolution in accordance with Section 242 of the General Corporation Law of the State of Delaware proposing, declaring advisable and recommending an amendment to the First Amended and Restated Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment is as follows:

         NOW THEREFORE
         BE IT
         RESOLVED: That the Board of Directors of the Corporation hereby proposes and declares advisable that, assuming Brunswick Biomedical Corporation merges with and into the Corporation, then immediately after the effective time of such merger
                   Article I of the First Amended and Restated Certificate of Incorporation of the Corporation be amended so that it shall read:

                                             ARTICLE I
                                               NAME

                   The name of the Corporation is Meridian Medical Technologies, Inc. (the "Corporation").

         SECOND: That the annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares were voted in favor of said amendment.

         THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: This certificate of amendment is to become effective at 4:00 p.m. on November 20, 1996.


                   IN WITNESS WHEREOF, the undersigned, SURVIVAL TECHNOLOGY, INC., has caused this Certificate of Amendment of First Amended and Restated Certificate of Incorporation to be executed on its behalf by its Chief Financial Officer and Senior Vice President - Finance and attested by its Assistant Secretary as of this ___ day of November, 1996.

                                        SURVIVAL TECHNOLOGY, INC.



                                        By:  /s/ Jeffrey W. Church
                                             ---------------------------
                                             Jeffrey W. Church
                                             Chief Financial Officer
                                             and Senior Vice President -
                                             Finance


            Attest:  /s/ J. Chontelle Woodward
                     -------------------------
                     J. Chontelle Woodward
                     Assistant Secretary